EXHIBIT 10.3

FEDERAL HOME LOAN BANK OF CHICAGO
AMENDMENT TO
ADVANCES, COLLATERAL PLEDGE, AND SECURITY AGREEMENT
[Custom Form - RWT Financial, LLC]

This Amendment is entered into by and between RWT Financial, LLC (“Member”) and the Federal Home Loan Bank of Chicago (“Bank”);

WHEREAS, the Member and the Bank have previously entered into an Advances, Collateral Pledge, and Security Agreement (“Agreement”), dated July 16, 2014; and,

WHEREAS, the Member and the Bank wish to amend the Agreement as provided herein;

NOW THEREFORE, the Member and the Bank agree as follows:

1.	Definitions.

1.1    Capitalized terms defined in the Agreement and not otherwise defined herein shall have the same meanings given to such terms in the Agreement.

2.	Amendment to Agreement.

2.1    Section 5.01A(a)(ii) is hereby deleted in its entirety and replaced with the following:

(ii)    Member shall maintain Minimum Liquidity at all times of at least three-percent (3%) of total outstanding Advances and letters of credit. For purposes of this subsection, “Minimum Liquidity” means any of the following: (i) cash deposited in an unrestricted deposit account at the Bank; (ii) delivery of additional Qualifying Collateral as calculated after margins have been applied to the additional Qualifying Collateral (“Excess Collateral Maintenance Requirement”); or (iii) undrawn borrowing capacity. For example only: Member pledges $100,000,000 in Qualifying Collateral to Bank. Bank specifies 86% as the margin applicable to such Qualifying Collateral, and therefore the undrawn borrowing capacity of such Qualifying Collateral is $86,000,000. Member could maintain Minimum Liquidity in this example by either: (1) borrowing $86,000,000 in Advances and maintaining cash on deposit at the Bank of $2,580,000 (which is 3% of $86,000,000); (2) delivering an additional $2,580,000 in Qualifying Collateral as calculated after margins have been applied to the additional Qualifying Collateral to satisfy the Excess Collateral Maintenance Requirement (which is 3% of $86,000,000); or (3) incurring $83,495,145 in Advances and/or letters of credit and maintaining $2,504,855 in undrawn borrowing capacity.

3.	General.

3.1    Except as herein amended, the Agreement shall remain in full force and effect and is hereby ratified, approved, and confirmed in all respects. All references in the Agreement to “Agreement” or “Advances, Collateral Pledge, and Security Agreement” shall refer to the Agreement as herein amended and modified.

3.2    This Amendment shall be binding upon the Member and the bank and their respective successors and assigns and shall inure to the benefit of the Member, the Bank, and their respective successor and assigns, as the case may be.

3.3    In the event of any inconsistency between the Agreement and this Amendment, this Amendment shall govern to the extent of such inconsistency.

IN WITNESS WHEREOF, the Member and the Bank each acting through its authorized representatives have caused this Amendment to be executed as of this 31st day of October, 2017.

RWT Financial, LLC

By: /s/ Bo Stern

Name: Bo Stern

Title: Vice President                            Member Number: 03024

FEDERAL HOME LOAN BANK OF CHICAGO

By: /s/ Roger D. Lundstrom

Name: Roger D. Lundstrom

Title: EVP-CFO

By: /s/ A. Harrison

Name: A. Harrison

Title: SVP